Exhibit 3.1

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

STATION CASINOS LLC

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

STATION CASINOS LLC

This SECOND AMENDED AND RESTATED OPERATING AGREEMENT of Station Casinos LLC, is made and entered into as of May 2, 2016, by and among the parties identified on the signature pages hereto.

RECITALS

WHEREAS, the Articles were filed with the Office of the Secretary of State of Nevada on August 9, 2010 under the name “NP Propco LLC”;

WHEREAS, the Company filed an Amendment to the Articles with the Office of the Secretary of State of Nevada on November 12, 2010, changing the name of the Company to “Station Casinos LLC;”

WHEREAS, the Company previously entered into that certain Operating Agreement of the Company, dated as of August 9, 2010 and subsequently entered into that certain Amended and Restated Operating Agreement of the Company, dated as of June 16, 2011 (the “First A&R Agreement”);

WHEREAS, Red Rock Resorts, Inc., a Delaware corporation (“RRR”), intends to consummate an initial public offering of its Class A Common Stock, par value $0.01 per share (the “IPO”);

WHEREAS, in connection with the consummation of the IPO, Station Voteco LLC, a Delaware limited liability company, will transfer all of its Voting Units (as defined herein) to RRR; and

WHEREAS, in connection with the IPO, the Members desire to amend and restate the First A&R Agreement on the terms and conditions herein set forth effective concurrently with the closing of the IPO to, among other things, reflect the designation of RRR as the managing member of the Company (the “Managing Member”) and provide for the conduct of the Company’s business and affairs from and after the date hereof.

AGREEMENT

NOW, THEREFORE, the Members hereby consent to adopt this Agreement to replace and supersede the First A&R Agreement to read as follows:

ARTICLE I

FORMATION OF THE COMPANY

Section 1.1      Formation of the Company.  The Company was formed as a limited liability company under the Act by the filing of the Articles with the Office of the Secretary of State of Nevada on August 9, 2010.  The Company shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all requirements for operation of the Company as a limited liability company under this Agreement and the Act and under all other laws of the State of Nevada and such other jurisdictions in which the Company determines that it may conduct business.

Section 1.2      Name.  The name of the Company is “Station Casinos LLC” and such name may be modified from time to time by the Managing Member as it may deem advisable.

Section 1.3      Business of the Company.  Subject to the limitations on the activities of the Company otherwise specified in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act, including the ownership of Equity Interests in Persons which conduct, operate and manage hotels and casinos.

Section 1.4      Location of Principal Place of Business; Records Office.  The principal office of the Company in the United States shall be at such place as the Managing Member may designate from time to time, which need not be in the State of Nevada, and the Company shall maintain records there or such other place as the Managing Member shall designate.  The Company may have such other offices as the Managing Member may designate.  The Company shall continuously maintain in the State of Nevada a Records Office.  As of the date of this Agreement, the Records Office is 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135.  The Records Office may be changed to another location within the State of Nevada as the Managing Member may from time to time determine.

Section 1.5      Registered Agent and Registered Office.  The registered agent for the Company shall be as set forth in the Articles, or such other registered agent as the Managing Member may designate from time to time.  The Company shall have as its registered office in the State of Nevada the street address of its registered agent.

Section 1.6      Term.  The term of the Company commenced on the date of the filing of the Articles and shall be perpetual unless the Company is earlier dissolved and terminated in accordance with the provisions of this Agreement.

ARTICLE II

DEFINITIONS

Section 2.1      Definitions.  The following terms used in this Agreement shall have the following meanings.

“AAA” has the meaning set forth in Section 13.10.

“Act” means Chapter 86 of the NRS.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s voting stock, by contract or otherwise.

“Agreement” means this Second Amended and Restated Operating Agreement, as amended, modified or supplemented from time to time.

“Articles” means the Articles of Organization of the Company as filed with the office of the Nevada Secretary of State, as amended.

“Assignees” has the meaning set forth in Section 9.2(d).

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City, New York.

“Capital Contribution” means any contribution (whether in cash, property or a combination thereof) to the capital of the Company.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all securities, warrants, options or other rights to purchase or acquire, or that are convertible into, any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Company” means the limited liability company formed by the filing of the Articles and governed by the Act and this Agreement under the name “Station Casinos LLC.”

“Company Property” means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by or held for the benefit of the Company.

“Covered Person” means (a) each Member and each Affiliate of such Member, (b) each director, officer, manager and employee of the Company, (c) each stockholder, partner, member, director, manager, officer and employee of a Member or any Affiliate of such Member, and (d) each Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

“Equity Interests” of any Person means the Capital Stock of such Person or warrants, options, securities or instruments convertible into or exchangeable for Capital Stock, or other rights to acquire Capital Stock of such Person.

“First A&R Agreement” has the meaning set forth in the recitals.

“Fiscal Year” has the meaning set forth in Section 6.2.

“Gaming Authority” means all governmental authorities or agencies with regulatory control or jurisdiction over all or any portion of the gaming activities of the Company or any of its subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority, including, as applicable, (i) in the State of Nevada, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Henderson City Council, the City of Las Vegas City Council and all other state and local regulatory and licensing agencies or bodies with authority over gaming, gaming activities and gaming devices, mobile gaming systems and associated equipment in the State of Nevada, the City of Henderson, the City of Las Vegas, the City of Reno, Clark County, Nevada or Washoe County, Nevada, and (ii) the National Indian Gaming Commission and the applicable gaming regulatory authority established by the Federated Indians of Graton Rancheria, the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians of Michigan, and the North Fork Rancheria of Mono Indians.

“Gaming Laws” means any federal, state, tribal, local or foreign statute, ordinance, rule, regulation, requirement, directive, judgment, order, decree, injunction or other authorization, and any Gaming License, governing or relating to casino and gaming activities and operations of the Company or any of its subsidiaries or the ownership of an interest therein.

“Gaming License” shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, exemptions, waivers and orders of registration approved or issued by any Gaming Authority under Gaming Laws necessary for or relating to the conduct of activities or the ownership of an interest in an entity engaged in activities under the Gaming Laws, including any condition or limitation placed thereon.

“Holdco” means Station Holdco LLC, a Delaware limited liability company.

“Indemnified Party” has the meaning set forth in Section 8.5(a).

“Interest,” when used in reference to an interest in the Company, means the entire member’s interest (as defined in the Act) of the Non-Voting Member in the Company at any particular time, including, without limitation, its ownership interest in the capital, profits, losses and distributions of the Company.  All Interests shall be represented by Units.

“IPO” has the meaning set forth in the recitals.

“Liquidator” has the meaning set forth in Section 10.2(b).

“Managing Member” has the meaning set forth in the recitals.

“Member” means each of the Persons that is a member listed on the signature pages hereto, including all Voting Members and the Non-Voting Member, and each other Person that may hereafter become a Substituted Member of the Company in accordance with the terms of this Agreement.

“Membership Certificate” has the meaning set forth in Section 3.1(d).

“Non-Voting Member” means the sole Member holding Non-Voting Units.

“Non-Voting Units” has the meaning set forth in Section 3.1(a).

“NRS” means the Nevada Revised Statutes.

“NVUCC” has the meaning set forth in Section 3.1(e).

“Officer” has the meaning set forth in Section 8.2(a).

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Records Office” means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS 86.241, except that in lieu of keeping a list of members at the Records Office, the Company may keep a statement with the registered agent, setting forth the name and address of the custodian of such records.

“Regulation” means a Treasury Regulation promulgated under the Code.

“RRR” has the meaning set forth in the recitals.

“Substituted Member” means any Person admitted to the Company as a Substituted Member pursuant to the provisions of Article IX.

“Tax Distribution Agreement” means the Tax Distribution Agreement, dated as of June 16, 2011, by and among the Company and Holdco.

“Transfer” means the sale, assignment, pledge or other disposal of, or the creation or suffering of the creation of a security interest in or any encumbrance on, any Equity Interest or debt interest.

“Transferee” means any Person to whom a Transfer is effected.

“Transferor” means any Person who effects a Transfer.

“Units” means the Units representing an Interest in the Company, which shall be issued in the form of Non-Voting Units and Units representing each Voting Member’s percentage voting rights, which shall be issued in the form of Voting Units.

“Value” of any Company Property as of any date means the fair market value of such Company Property as of such date as determined in good faith by the Managing Member on a reasonable basis.  Any determination of the Value or of the fair market value of Company Property or an Interest made by the Managing Member in good faith shall be binding on all of the Members for all purposes under this Agreement.

“Void Transfer” has the meaning set forth in Section 9.1.

“Voting Member” means a noneconomic member (as defined in the Act) holding Voting Units.  The Members agree that because the Voting Members have no economic interest in the Company that the Voting Members shall not be treated as partners in the Company for Federal income tax purposes.

“Voting Units” has the meaning set forth in Section 3.1(a).

“Withdrawing Member” has the meaning set forth in Section 9.2(d).

Section 2.2      Rules of Interpretation.  Unless the context otherwise clearly requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “include” or “including” or similar expressions shall be deemed to mean “including without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.  This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or cause the preparation of, this Agreement or the relative bargaining power of the parties.  Wherever in this Agreement a Member is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval in its capacity as such under this Agreement, such Member is entitled to consider, favor and further such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any interest of any other Person, except to the extent provided in other agreements to which such Member is a party.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

Section 3.1      Classes of Units; Unit Certificates.

(a)        The Company’s authorized capitalization consists of 100 voting Units (“Voting Units”) and 100 non-voting Units (“Non-Voting Units”).  Interests in the Company shall be only issued in the form of Non-Voting Units.  Units issued on account of Capital Contributions shall be issued only in the form of Non-Voting Units.

(b)        Each holder of Voting Units shall have one vote for each Voting Unit held.  All of the issued and outstanding Voting Units shall be transferred by Station Voteco LLC to RRR on the date hereof, and RRR shall thereafter be the sole Voting Member.

(c)        Non-Voting Units shall have all of the rights set forth in this Agreement except the Non-Voting Member shall have no voting rights with respect to its Non-Voting Units.  All of the issued and outstanding Non-Voting Units are currently held by Holdco, and Holdco shall be the sole Non-Voting Member.

(d)       The Company has issued or shall issue one or more certificates to the Members to evidence the Units in the form attached as Annex I (a “Membership Certificate”).  Each certificate representing a Unit shall (i) be signed on behalf of the Company by the Chief Executive Officer, President or Secretary of the Company and (ii) set forth whether such certificate represents Voting Units or Non-Voting Units and the number of such Units represented thereby.  In case the officer of the Company who has signed or whose facsimile signature has been placed on such Membership Certificate shall have ceased to be an officer of the Company before such Membership Certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue.  The Membership Certificate shall contain a legend with respect to any restrictions on transfer, as well as all required gaming legends. For the avoidance of doubt, a certificate representing a Unit issued prior to the date of this Agreement shall remain in full force and effect until cancelled and returned to the Company.

(e)        Each Unit in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code  as in effect from time to time in the State of Nevada (the “NVUCC”) (including NRS 104.8102(1)(n)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.  Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the NVUCC, such provision of Article 8 of the NVUCC shall be controlling.  Each Membership Certificate evidencing Units shall bear the following legend:

“This Certificate evidences a limited liability company interest in Station Casinos LLC and shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Nevada (including Nevada Revised Statutes 104.8102(1)(n)), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

No change to this provision shall be effective until all outstanding Membership Certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

(f)        The Company shall issue a new Membership Certificate in place of any Membership Certificate previously issued if the holder of the Units in the Company represented by such Membership Certificate, as reflected on the books and records of the Company:

(i)         makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Membership Certificate has been lost, stolen or destroyed;

(ii)        requests the issuance of a new Membership Certificate before the Company has notice that such previously issued Membership Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)       if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Membership Certificate; and

(iv)       satisfies any other reasonable requirements imposed by the Company.

Section 3.2      Capital Contributions.  From time to time, as and when and in the amounts determined by the Managing Member, the Non-Voting Member shall make Capital Contributions to the Company.

Section 3.3      Interest on Capital Contributions.  No Member shall be entitled to interest from the Company on or with respect to any Capital Contribution.

Section 3.4      Withdrawal and Return of Capital Contributions.  Except as provided in this Agreement, no Member shall be entitled to withdraw any part of such Member’s Capital Contribution or to receive distributions from the Company.

ARTICLE IV

ALLOCATION OF NET INCOME AND NET LOSS

Section 4.1      Net Income and Net Loss.  The Company’s profits and losses for any period shall be allocated to the Non-Voting Member.

Section 4.2      Tax Classification.  It is intended that the Company be disregarded as an entity separate from the Non-Voting Member for Federal and all relevant state and local income tax purposes as provided for by Regulations Section 301.7701-3 and comparable provisions of applicable state tax law.

ARTICLE V

DISTRIBUTIONS

Section 5.1      Distributions Generally.  Subject to the provisions of Sections 5.2 and 5.3, the Company shall make distributions at such times and in such amounts as determined by the Managing Member and shall make all distributions required to be made pursuant to the Tax Distribution Agreement.  Any such distribution shall be made to the Non-Voting Member.  The Voting Member shall have no right to any distributions under this Agreement.

Section 5.2      Limitations on Distributions.

(a)        Notwithstanding anything herein contained to the contrary, no distribution pursuant to this Agreement shall be made if such distribution would result in a violation of the Act or any other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which its assets are bound.

(b)        In the event that a distribution is not made as a result of the application of paragraph (a) of this Section 5.2, all amounts so retained by the Company shall continue to be subject to all of the debts and obligations of the Company.  The Company shall make such distribution (with accrued interest actually earned thereon) as soon as such distribution would not be prohibited pursuant to this Section 5.2.

Section 5.3      Reserves.  The Company may establish reserves in such amounts and for such time periods as the Managing Member determines reasonably necessary for estimated accrued Company expenses and any contingent, conditional, unmatured or unforeseen Company liabilities or obligations.

ARTICLE VI

BOOKS OF ACCOUNT, RECORDS AND REPORTS, FISCAL YEAR

Section 6.1      Books and Records.  Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character.  The Company books and records shall be kept in a manner determined by the Managing Member in its sole discretion to be most beneficial for the Company.

Section 6.2      Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall be the same as the fiscal year of Holdco; provided, however, that the last Fiscal Year of the Company shall end on the date on which the Company is terminated.

ARTICLE VII

POWERS, RIGHTS AND DUTIES OF THE MEMBERS; VOTING

Section 7.1      Limitations.  Other than as set forth in this Agreement, the Members (other than the Managing Member, in its capacity as such) shall not participate in the management or control of the Company’s business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, said powers being vested solely and exclusively in the Managing Member.

Section 7.2      Liability.  Subject to the provisions of the Act, no Member shall be liable for the repayment, satisfaction or discharge of any Company liabilities.  No Member shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any other Member.

Section 7.3      Priority.  Except as expressly provided in this Agreement, no Member shall have priority over any other Member as to Company allocations or distributions.

Section 7.4      Voting.  RRR shall hold all Voting Units and be the only Voting Member.  Any action requiring the affirmative vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting or, in lieu thereof, by written consent of Members holding the requisite number of Voting Units.  If expressly required by this Agreement or by applicable law, such written consent shall be unanimous.  Prompt notice of the approval of any action by written consent shall be provided to the Members who did not consent to such action in such written consent.

Section 7.5      Standard of Care.  Any duties (including fiduciary duties) that the Members would otherwise owe in their capacities as Members to one another and to the Company are expressly eliminated and disclaimed by the Company and the Members to the fullest extent permitted by NRS 86.286(5); provided, that the foregoing shall not operate to eliminate the implied covenants of good faith and fair dealing.

ARTICLE VIII

MANAGEMENT

Section 8.1      The Managing Member; Delegation of Authority and Duties.

(a)        Authority of Managing Member.  Subject to the provisions of this Agreement, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member.  Without limiting the foregoing provisions of this Section 8.1(a) and subject to the provisions of this Agreement, the Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

(b)        Other Members.  No Member who is not also a Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company.  Except as expressly provided herein, the Units or the fact of a Member’s admission as a member of the Company do not confer any rights upon the Members to participate in the management of the affairs of the Company.  Except as expressly provided herein, no Member other than the Managing Member shall have any right to approve or otherwise consent to any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise.  The conduct, control and management of the Company shall be vested exclusively in the Managing Member.  In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company.  Except as required by law or by separate agreement with the Company, no Member who is not also a Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

(c)        Delegation by Managing Member.  The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of the Member or the Company, and to delegate by a management agreement or another agreement with, or otherwise to, other Persons.  The Managing Member may authorize any Person (including any Officer of the Company or the Managing Member) to enter into and perform any document on behalf of the Company.

(d)       Fiduciary Obligations.  The Managing Member shall owe the same fiduciary duties to the Members and the Company and, as applicable, the creditors of the Company, as are owed by directors of a Nevada corporation to such corporation and the stockholders and, as applicable, the creditors of such corporation; provided, however, that the Managing Member shall not be liable to the Company or the Members or such creditors for monetary damages for breach of fiduciary duty as the Managing Member, except for liability (A) for any breach of the Managing Member’s duty of loyalty to the Company or the Members or such creditors, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) under NRS 78.300 (as if the Company were a Nevada corporation and the Managing Member was such corporation’s sole director).  In furtherance of the foregoing, creditors of the Company shall have the express right to bring claims directly or on behalf of the Company for breach of the fiduciary duties of the Managing Member to the same extent such creditors would have such right if the Company were a Nevada corporation (and if creditors of a Nevada corporation would not have the right to bring any such claim, the creditors of the Company will have no right to bring such claim against the Company).  Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Managing Member has any fiduciary or similar duties to the Company pursuant to the laws of the State of Nevada, whether in law or in equity, that result solely from the fact that such Person is a Managing Member of the Company and that are more expansive than those contemplated by this Section 8.1(d), such duties are hereby modified to the extent permitted under the Act to those contemplated by this Section 8.1(d).

Section 8.2      Officers.

(a)        Designation and Appointment.  Subject to applicable Gaming Laws, the Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company (each, an “Officer” and, collectively, “Officers”), with such titles as and to the extent authorized by the Managing Member.  Any number of offices may be held by the same Person.  In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable.  Any Officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them.  The Managing Member may assign titles to particular Officers.  Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.  Designation of an Officer shall not of itself create any contractual or employment rights.

(b)        Resignation and Removal.  Any Officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without cause at any time by the Managing Member.

(c)        Standard of Care.

(i)         The officers of the Company shall owe the same fiduciary duties to the Members and the Company and, as applicable, the creditors of the Company, as are owed by officers of a Nevada corporation to such corporation and the stockholders and, as applicable, the creditors of such corporation; provided, however, that an officer of the Company shall not be personally liable to the Company or the Members or such creditors for monetary damages for breach of fiduciary duty as an officer of the Company, except for liability (A) for any breach of such officer’s duty of loyalty to the Company or the Members or such creditors, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (C) for any transaction from which such officer derived any improper personal benefit.  In furtherance of the foregoing, creditors of the Company shall have the express right to bring claims directly or on behalf of the Company for breach of the fiduciary duties of the officers of the Company to the same extent such creditors would have such right if the Company were a Nevada corporation (and if creditors of a Nevada corporation would not have the right to bring any such claim, the creditors of the Company will have no right to bring such claim against the Company).

(ii)        Notwithstanding anything to the contrary set forth in this Agreement, to the extent that officers of the Company have any fiduciary or similar duties to the Company pursuant to the laws of the State of Nevada, whether in law or in equity, that result solely from the fact that such individual is an officer of the Company and that are more expansive than those contemplated by this Section 8.2(c), such duties are hereby modified to the extent permitted under the Act to those contemplated by this Section 8.2(c).

Section 8.3      Existence and Good Standing.  The Managing Member may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Nevada (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations.  The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Nevada, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

Section 8.4      Investment Company Act.  The Managing Member shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

Section 8.5      Indemnification of the Managing Member, Officers and Agents.

(a)        The Company shall indemnify and hold harmless the Managing Member and its Affiliates, and the former and current officers, agents and employees of the Company, the Managing Member and each such Affiliate (each, an “Indemnified Party”), from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based were not a result of fraud, gross negligence or willful misconduct by such Indemnified Party.  Any indemnification pursuant to this Section 8.5 shall only be from the assets of the Company.

(b)        Expenses (including reasonable attorneys’ fees) incurred by an Indemnified Party in a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided that if an Indemnified Party is advanced such expenses and it is later determined that such Indemnified Party was not entitled to indemnification with respect to such action, suit or proceeding, then such Indemnified Party shall reimburse the Company for such advances.

(c)        No amendment, modification or deletion of this Section 8.5 shall apply to or have any effect on the right of any Indemnified Party to indemnification for or with respect to any acts or omissions of such Indemnified Party occurring prior to such amendment, modification or deletion.

Section 8.6      Certain Costs and Expenses.  The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (ii) to the extent that such payments may be made in compliance with the terms of the agreements governing the Company’s debt obligations and applicable law, the Company shall pay or reimburse the Managing Member for (A) all costs, fees or expenses incurred by the Managing Member in connection with the IPO, other than the payment obligations of the Managing Member under the Tax Receivable Agreement and the income, franchise (except as provided in this Section 8.6) or similar tax obligations of the Managing Member, and (B) all costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member.  To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Company or any of its subsidiaries (including expenses that relate to the business and affairs of the Company or any of its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including costs of securities offerings not borne directly by Members, compensation and meeting costs of the board of directors of the Managing Member, costs relating to periodic reports to stockholders of the Managing Member, litigation costs and damages arising from litigation, accounting and legal costs incurred by the Managing Member and franchise taxes arising from the existing or business activities of the Managing Member, provided that the Company shall not pay or bear any income or similar tax obligations of the Managing Member.

ARTICLE IX

TRANSFERS OF INTERESTS BY MEMBERS

Section 9.1      Transfer.  Subject to Section 9.2, no Member may Transfer all or a portion of its Units in the Company (i) without the consent of the Managing Member, (ii) the receipt of all required Gaming Licenses and (iii) other than in accordance with the terms of this Article IX.  Any Transfer or purported Transfer of a Unit in the Company not made in accordance with this Agreement and applicable Gaming Laws (a “Void Transfer”) shall be null and void and of no force or effect whatsoever.  Any amounts otherwise distributable under Article V or Article X in respect of the Non-Voting Units in the Company that have been the subject of a Void Transfer may be withheld by the Company until the Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed without interest.

Section 9.2      Transfer of Interests.

(a)        The Transferee of all or any portion of a Member’s Units pursuant to a Transfer made in accordance with the terms of this Agreement shall be admitted to the Company as a “Substituted Member.”  Unless a Transferee of a Member’s Units is admitted as a Substituted Member under this Section 9.2(a), such Transferee shall have none of the powers of a Member hereunder and shall have only such rights of an assignee under the Act as are consistent with this Agreement.  No Transferee of a Member’s Units shall become a Substituted Member unless such Transfer shall be made in compliance with this Article IX.

(b)        Notwithstanding anything contained herein to the contrary, but subject in each instance to and in accordance with all applicable Gaming Laws, each Member shall be permitted to pledge or hypothecate any or all of its Units to any lender to the Company (or any lender to an affiliate of the Company) or any agent acting on such lender’s behalf, and any Transfer of such Units pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder except as required by applicable Gaming Laws.  Upon the exercise of remedies in connection with such pledge or hypothecation, (a) such lender (or agent) or Transferee of such lender (or agent), as the case may be, shall, subject to applicable Gaming Laws and the receipt of all applicable Gaming Licenses, become a Member under this Agreement and shall be a Substituted Member and shall succeed to all of the rights, including the right to participate in the management of the business of the Company, and shall be bound by all of the obligations of a Member under this Agreement without taking any further action on the part of such lender (or agent) or Transferee, as the case may be, and (b) without complying with any other procedures set forth in this Agreement, and following such exercise of remedies, subject to applicable Gaming Laws, the pledging Member shall cease to be a Member and shall have no further rights or obligations under this Agreement.  The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the Act to the provisions of this Section 9.2.  This Section 9.2 may not be amended or modified so long as any of the Units is subject to a pledge or hypothecation without the pledgee’s (or the Transferee of such pledgee’s) prior written consent.

(c)        Upon the Transfer of all of the Units of a Member and effective upon the admission of its Transferee as a Substituted Member, the Transferor shall be deemed to have resigned from the Company as a Member.

(d)       Upon the death, dissolution, withdrawal or resignation in contravention of Section 10.1 or the bankruptcy of a Member (the “Withdrawing Member”), the Company shall have the right to treat such Member’s successor(s)-in-interest as assignee(s) of such Member’s Units, with none of the powers of a Member hereunder and with only such rights of an assignee under the Act as are consistent with this Agreement, until such time a replacement member is admitted in accordance with the terms of this Agreement.  For purposes of this Section 9.2(d), if a Withdrawing Member’s Units are held by more than one Person (the “Assignees”), the

Assignees shall appoint one Person with full authority to accept notices and distributions with respect to such Units in the Company on behalf of the Assignees and to bind them with respect to all matters in connection with the Company or this Agreement.

Section 9.3      Consequences of Transfers Generally.

(a)        In the event of any Transfer or Transfers permitted under this Article IX, the Transferor and the Units that are the subject of such Transfer shall remain subject to this Agreement, and the Transferee shall hold such Units subject to all unperformed obligations of the Transferor.  Any successor or Transferee hereunder shall be subject to and bound by this Agreement as if originally a party to this Agreement.

(b)        Unless a Transferee of a Member’s Units becomes a Substituted Member, such Transferee shall have no right to obtain or require any information or account of Company transactions, or to inspect the Company’s books or to vote on Company matters.  Such a Transfer shall, subject to the last sentence of Section 9.1, merely entitle the Transferee to receive the share of distributions, and profits and losses to which the Transferor Member otherwise would have been entitled.  Each Member agrees that such Member will, upon request of the Managing Member, execute such certificates or other documents and perform such acts as the Managing Member deems appropriate after a Transfer of such Member’s Units (whether or not the Transferee becomes a Substituted Member) to preserve the limited liability of the Members under the laws of the jurisdictions in which the Company is doing business.

(c)        The Transfer of a Member’s Interests and the admission of a Substituted Member shall not be cause for dissolution of the Company.

Section 9.4      Interests; Units.  Any Transferee of a Member under this Article IX shall, subject to Section 9.1, succeed to the portion of the Interest and Units so Transferred to such Transferee.

Section 9.5      Additional Filings.  Upon the admission of a Substituted Member pursuant to Section 9.4, the Company shall cause to be executed, filed and recorded with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish such substitution.

ARTICLE X

WITHDRAWAL OF MEMBERS; TERMINATION OF COMPANY;
LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 10.1    Resignation of Members.  Except as otherwise specifically permitted in this Agreement (including a transfer permitted in accordance with Section 9.2(b)), a Member may not resign or withdraw from the Company unless agreed to in writing by the Managing Member.  Any Member resigning, retiring or withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Company, the Managing Member and all other Members (other than a Member who is, at the time of such withdrawal, in default under this Agreement) from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company and such other Members arising out of or resulting from such resignation, retirement or withdrawal.

Section 10.2    Dissolution of Company.

(a)        The Company shall be dissolved, wound up and terminated as provided herein upon the first to occur of the following:

(i)         the determination of the Managing Member to dissolve the Company; or

(ii)        the occurrence of any other event that would make it unlawful for the business of the Company to be continued.

Except as expressly provided herein or as otherwise required by Nevada law, the Members shall have no power to dissolve the Company.

(b)        In the event of the dissolution of the Company for any reason, the Managing Member or a liquidating agent or committee appointed by the Managing Member shall act as a liquidating agent (the Managing Member or such liquidating agent or committee, in such capacity, is hereinafter referred to as the “Liquidator”), and shall commence to wind up the affairs of the Company and to liquidate the Company assets.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company assets pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

(c)        The Liquidator shall have all of the rights and powers with respect to the Company Property in connection with the liquidation and termination of the Company that the Managing Member would have with respect to the property Company Property during the term of the Company, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Company and the transfer of any Company Property.

(d)       Notwithstanding the foregoing, a Liquidator which is not a Member shall not be deemed a Member and shall not have any of the economic interests in the Company of a Member; and such Liquidator shall be compensated for its services to the Company at normal, customary and competitive rates for its services to the Company, as reasonably determined by the Managing Member.

Section 10.3    Distribution in Liquidation.  The Company Property shall be applied in the following order of priority:

(a)        first, to pay the costs and expenses of the winding up, liquidation and termination of the Company;

(b)        second, to creditors of the Company, including Members who are creditors to the extent permitted by law, in the order of priority provided by law, including fees, indemnification payments and reimbursements payable to the Members or their Affiliates, but not including those liabilities for distributions to the Members in their capacity as Members under Section 86.341 or 86.331(2) of the Act;

(c)        third, to establish reserves reasonably adequate to meet any and all contingent, conditional, unmatured or unforeseen liabilities or obligations of the Company; provided, however, that at the expiration of such period of time as the Liquidator may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided;

(d)       fourth, to the extent (without duplication) not permitted under clause (b) above, to the Members in satisfaction of liabilities or obligations of the Company to the Members; and

(e)        fifth, the remainder to the Members pursuant to Section 5.1.

If the Liquidator, in its sole discretion, determines that Company Property other than cash is to be distributed, then the Liquidator shall cause the Value of the assets not so liquidated to be determined (with any such determination normally made by the Managing Member in accordance with the definition of “Value” being made instead by the Liquidator).  Such assets shall be retained or distributed by the Liquidator as follows:

(i)         The Liquidator shall retain assets having a value, net of any liability related thereto, equal to the amount by which the net proceeds of liquidated assets are insufficient to satisfy the requirements of subparagraphs (a), (b), (c) and (d) of this Section 10.3; and

(ii)        The remaining assets shall be distributed to the Members in the manner specified in subparagraph(e) of this Section 10.3.

If the Liquidator, in its sole discretion, deems it neither feasible nor desirable to distribute to each Member its allocable share of each asset, the Liquidator may allocate and distribute specific assets to one or more Members as the Liquidator shall reasonably determine to be fair and equitable, taking into consideration, inter alia, the Value of such assets and the tax consequences of the proposed distribution upon each of the Members (including both distributees and others, if any).  Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable.

Section 10.4    Final Reports.  Within a reasonable time following the completion of the liquidation of all Company Property, the Liquidator shall deliver to each of the Members a statement which shall set forth the assets and liabilities of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 10.3.

Section 10.5    Rights of Members.  Each Member shall look solely to Company Property for all distributions with respect to the Company and such Member’s Capital Contribution (including return thereof), and such Member’s share of profits or losses thereon, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.  No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

Section 10.6    Deficit Restoration.  Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Member’s Interest in the Company (whether or not in connection with a liquidation of the Company), no Member shall have any liability to restore any deficit that its capital account would have had, had the Company maintained capital accounts.

Section 10.7    Termination.  The Company shall terminate when all property owned by the Company shall have been disposed of and the assets shall have been distributed as provided in Section 10.3.  Any manager so requested by the Liquidator shall then execute and cause to be filed Articles of Dissolution of the Company.

ARTICLE XI

EXCULPATION

Section 11.1    Exculpation.  No Covered Person shall be personally liable for the return of any portion of the Capital Contributions (or any return thereon) of any Member.  The return of such Capital Contributions (or any return thereon) shall be made solely from the Company’s property.  No Covered Person shall be required to pay any amount to the Company or to any Member upon dissolution of the Company or otherwise.  No Member shall have the right to demand or receive property other than cash for its Interest in the Company.  To the fullest extent permitted under the Act, but subject to Sections 8.1(d) and 8.2(c), no Covered Person shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss incurred as a result of any act or failure to act by such Person on behalf of the Company; provided, that, for the avoidance of doubt, no Covered Person shall have the benefit of this Section 11.1 in respect of such Covered Person’s breach of any contractual agreement with the Company or any other Member or any of its or their Affiliates.

ARTICLE XII

AMENDMENT OF AGREEMENT

Section 12.1    Amendments.  This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person.

Section 12.2    Amendment of Articles.  In the event that this Agreement shall be amended, supplemented or modified pursuant to this Article XII, the Managing Member shall amend, supplement or modify the Articles to reflect such change if the Managing Member deems such amendment, supplement or modification of the Articles to be necessary or appropriate.

ARTICLE XIII

MISCELLANEOUS

Section 13.1    Entire Agreement.  This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof and supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

Section 13.2    Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada, without regard to principles of conflicts of law.

Section 13.3    Effect.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, successors and permitted assigns.

Section 13.4    Partial Enforceability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 13.5    Counterparts.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 13.6    Waiver of Partition.  The Members hereby agree that the Company assets are not and will not be suitable for partition.  Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.

Section 13.7    No Third-Party Beneficiaries.  Except as set forth in Sections 8.1, 8.2 and 9.2(b) and except for the Covered Persons, this Agreement is not intended to confer upon any Person, except for the parties hereto and their successors and permitted assigns, any rights or remedies hereunder.

Section 13.8    Waiver of Judicial Dissolution.  Each Member agrees that irreparable damage would occur if any Member should bring or have brought on its behalf an action for judicial dissolution of the Company.  Accordingly, each Member accepts the provisions under this Agreement as such Member’s sole entitlement on dissolution of the Company and waives and renounces all rights to seek or have sought for such Member a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.

Section 13.9    Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH MEMBER HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 13.10  Binding Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement that cannot be resolved amicably by the parties, including the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration pursuant to Section 349 of the Rules of the Court of Chancery of the State of Delaware if it is eligible for such arbitration.  If the dispute claim or controversy is not eligible for such arbitration, it. shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its commercial rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any AAA arbitration proceeding shall be conducted in the State of Delaware.  The AAA arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction or other equitable relief.  However, any party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.  Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

Section 13.11  Notices.  All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address, electronic mail address or facsimile number set forth in the signature pages hereto, but any party may designate a different address, electronic mail address or facsimile number by a notice similarly given to the Company and the other Members.  Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four (4) Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a Business Day; and the next Business Day following the day on which receipt is acknowledged whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a day that is not a Business Day.

[Signature Pages Follow]

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT OF
STATION CASINOS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Operating Agreement of Station Casinos LLC to be duly executed as of the date first above written.

RED ROCK RESORTS, INC.

By:	/s/
Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Address:	1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Attention:	Richard J. Haskins, President
Phone:
Facsimile:
Email:

[Signature Page to Second Amended and Restated Operating Agreement of Station Casinos LLC]

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT OF
STATION CASINOS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Second Amended and Restated Operating Agreement of Station Casinos LLC to be duly executed as of the date first above written.

STATION HOLDCO LLC

By:	Red Rock Resorts, Inc.
Its:	Managing Member

By:	/s/
Name:	Marc J. Falcone
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Address:	1505 South Pavilion Center Drive
Las Vegas, Nevada 89135
Attention:	Richard J. Haskins, President
Phone:
Facsimile:
Email:

:

[Signature Page to Second Amended and Restated Operating Agreement of Station Casinos LLC]

ANNEX I

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

Number of Units: ____	Certificate Number: ____

Form of Certificate

CERTIFICATE OF MEMBER’S INTEREST

Station Casinos LLC, a Nevada limited liability company (the “Company”), hereby certifies that __________________________ (the “Holder”) is the registered owner of [____] units of the [voting/non-voting] member’s interests in the Company (the “Interests”).  The rights, powers, preferences, restrictions and limitations of the Interests are set forth in, and this Certificate and the Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Operating Agreement of the Company dated as of [•], 2016, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Operating Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Operating Agreement.  The Company will furnish a copy of the Operating Agreement to the Holder without charge upon written request to the Company at its principal place of business.

The member’s interests represented by this Certificate are transferable only on the books of the Company by the holder hereof in person or by power of attorney upon surrender of this Certificate properly endorsed.

This Certificate shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed and signed as of _______________, 20__.

STATION CASINOS LLC

By:
Name:
Title:

THIS CERTIFICATE EVIDENCES A MEMBER’S INTEREST IN STATION CASINOS LLC AND SHALL CONSTITUTE A “SECURITY” WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF NEVADA, AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR EXERCISE OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF AN INTEREST IN THIS LIMITED LIABILITY COMPANY IS INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION (THE “COMMISSION”).  IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD AN INTEREST IN THIS COMPANY, SUCH OWNER MUST DISPOSE OF SUCH INTEREST AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER, OR, IF THE COMMISSION CONSENTS, IN ACCORDANCE WITH THE COMPANY’S ARTICLES OR OPERATING AGREEMENT.  BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW, IT IS UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A NEVADA GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.